SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            October 10, 2012

ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

  000-22849                                                                         65-0420146

(Commission File Number)                                   (IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954) 917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]             Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]             Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 10, 2012 we issued a press release announcing that our Board of Directors has voluntarily decided to move the listing of our common stock from The NASDAQ Capital Market ("NASDAQ") to OTC Markets' OTCQB marketplace ("OTCQB"). We expect that our stock will begin trading on the OTCQB under our ticker symbol "ONSM" effective October 22, 2012.

On October 21, 2011, we received a letter from NASDAQ advising us that for the 30 consecutive trading days preceding the date of the notice, the bid price of our common stock had closed below the $1.00 per share minimum bid price required for continued listing on The NASDAQ Capital Market, pursuant to NASDAQ Listing Rule 5550(a)(2)(a) (the “Bid Price Rule”). The letter stated that we would be provided 180 calendar days, or until April 18th, 2012, to regain compliance with the Bid Price Rule, which deadline was subsequently extended on a one-time basis to October 15, 2012. To regain compliance, the closing bid price of our common stock would need to be at least $1.00 per share for a minimum of ten consecutive business days prior to that date.

We carefully evaluated our options to maintain our listing on NASDAQ, including whether or not to implement a reverse split to satisfy the $1.00 per share minimum bid price requirement, and concluded that it was not in the best interest of our shareholders. Accordingly, our Board has determined that we will not regain compliance with the Bid Price Rule before the October 15, 2012 deadline.

A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits

(c)        Exhibits

Exhibit No.                                        Description

99.1                                      Press release dated October 10, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION
October 10, 2012	By:	/s/ Robert E. Tomlinson Robert E. Tomlinson, CFO